Exhibit 10.1

NOTE CONVERSION AND STOCK PURCHASE AGREEMENT

THIS NOTE CONVERSION AND STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 7, 2017, by and among International Stem Cell Corporation, a Delaware corporation (the “Company”), and Andrey Semechkin (the “Holder”).

RECITALS

A.Holder is the Co-Chairman and Chief Executive Officer of the Company, and fully understands the present condition, opportunities and risks of the Company.

B.The Company previously issued a promissory note to the Holder on September 1, 2017 in the principal amount of $2,700,000 (the “Note”).  Through the date of this Agreement, the accrued and unpaid interest on the Note (together with all predecessor notes replaced by the Note) is $56,418.

C.The Company and the Holder have agreed (i) to convert (the “Conversion”) the outstanding principal amount of, and all accrued and unpaid interest under (collectively, the “Outstanding Amount”), the Note into shares of the Company’s common stock (the “Common Stock”), and (ii) for Holder to purchase an additional $500,000 of common stock (the “Purchase”), at a conversion price and purchase price of $1.75 per share.

D.The Company and the Holder desire to enter into this Agreement to confirm their agreement regarding the Conversion and the Purchase.

AGREEMENT

In consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1.On or before December 7, 2017, Holder shall deliver a check to the Company in the amount of $500,000 (the “Cash Payment”).  Effective as of December 7, 2017, the Outstanding Amount of the Note (representing a total of $3,256,418) shall be converted into shares of Common Stock.  In consideration for the Cash Payment and the Conversion of the Outstanding Amount of the Note, Holder shall receive a total of 1,860,810 shares of Common Stock (the “Shares”).  Upon issuance of the shares of Common Stock to the Holder pursuant to this Agreement, all obligations of the Company to the Holder pursuant to the Note shall immediately terminate and the Note shall be canceled and have no further force and effect.

2.Immediately following the Conversion and the Purchase, the Holder shall deliver the Note to the Company for cancellation and the Company shall issue and deliver to the Holder a certificate representing the Shares. Notwithstanding the foregoing or anything to the contrary contained herein, the full amount of the Note shall automatically convert as described herein on December 7, 2017, without any further action required by Holder, with the delivery of the Note for cancellation being only a matter of administrative maintenance.

3.Holder understands that the Shares received upon the Conversion and the Purchase have not been registered under federal or state securities laws and, as such, cannot be sold unless so registered or an exemption from such registration becomes available in the future.  The certificate representing the Shares shall bear the legends required by applicable state and federal corporate and securities laws.  Holder is acquiring the Shares for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company.

4.This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

5.This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

6.This Agreement may be executed electronically and in counterparts by the parties hereto, all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Note Conversion and Stock Purchase Agreement as of the date first written above.

COMPANY:
INTERNATIONAL STEM CELL CORPORATION
By: /s/Sophia D. Garnette
Name: Sophia D. Garnette Title: VP Legal Affairs and Operations

HOLDER:

/s/ Andrey Semechkin

Andrey Semechkin